                                                              EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference under the captions "Selected Financial Data" and "Experts" and to the use of our report dated August 19, 1998 on the financial statements of Credit Concepts, Inc. in the Registration Statement on Form SB-2 and related Prospectus of Credit Concepts, Inc. for the registration of its Investment Certificates.


                                          Yergen and Meyer LLP